UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 20, 2014

COMPRESSCO PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, Suite 1200

Oklahoma City, Oklahoma 73102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (405) 677-0221

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On July 20, 2014, Compressco Partners Sub, Inc., a Delaware corporation (the “Purchaser”) and direct wholly owned subsidiary of Compressco Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Warren Equipment Company, a Delaware corporation (the “Seller”), pursuant to which the Seller agreed to sell all of the issued and outstanding capital stock of Compressor Systems, Inc., a Delaware corporation (“CSI”), to the Purchaser in exchange for $825.0 million in cash consideration, subject to customary purchase price adjustments (the “CSI Acquisition”).

The Stock Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature. The CSI Acquisition is subject to customary closing conditions and is expected to close on August 4, 2014 or such other time as the parties may mutually agree. However, there can be no assurance that all of the conditions to closing will be satisfied.

The Partnership has provided a guaranty of the obligations of the Purchaser under the Stock Purchase Agreement as further described below under “Guaranty.”

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference. The Stock Purchase Agreement contains representations and warranties that the parties to the Stock Purchase Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Stock Purchase Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the Stock Purchase Agreement or as of such other date or dates as may be specified in the Stock Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

It is currently expected that the Partnership will finance the CSI Acquisition from the following sources: (i) a registered offering (the “Common Units Offering”) for estimated gross proceeds of approximately $400 million of the Partnership’s common units representing limited partner interests (“Common Units”), (ii) a private offering of $350 million in aggregate principal amount of its senior notes due 2022 (the “Notes Offering”) and (iii) initial borrowings under a new revolving credit facility to be established prior to the closing of the CSI Acquisition.

Also, in connection with the CSI Acquisition, the Partnership and Compressco Partners GP, Inc., a Delaware corporation and the general partner of the Partnership (the “General Partner”), have entered into a commitment letter (the “Debt Commitment Letter”) with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated for alternative financing in the event that either the Common Units Offering or the Notes Offering is not consummated or is not consummated in full.

In the event the Common Units Offering is not consummated for gross proceeds of at least $350 million, (i) TETRA Technologies, Inc., a Delaware corporation and the owner of the General Partner (“TETRA”), has committed to directly or indirectly contribute to the General Partner up to $75 million in cash (the “Parent GP Contribution”), which funds would in turn be used by the General Partner to make an equity investment in the Partnership in exchange for Common Units, (ii) pursuant to the Debt Commitment Letter, the General Partner, has received commitments for up to $175 million (and not less than $75 million) of senior secured loans under a term loan facility (the “GP Term Loan Facility” and such senior secured loans being the “GP Term Loans”), with the proceeds of such GP Term Loans in turn being used by the General Partner to make an additional equity investment in Common Units (the “GP Equity Investment”) and (iii) pursuant to the Debt Commitment Letter, the Partnership has received a commitment of $100 million of senior unsecured loans under a bridge facility (the “LP Bridge Facility”) provided to the Partnership as borrower (such senior loans being the “LP Bridge Loans”). The Parent GP Contribution and the GP Equity Investment are further described below under “Contribution Agreement.”

Pursuant to the Debt Commitment Letter, the Partnership has also received a commitment for an additional $350 million in LP Bridge Loans (representing an aggregate LP Bridge Facility Commitment of $450 million) that could be drawn down in the event the Partnership does not receive gross proceeds of at least $350 million from Notes Offering.

Guaranty

Concurrently with the execution of the Stock Purchase Agreement, the Partnership entered into a guaranty (the “Guaranty”) in favor of the Seller pursuant to which the Partnership will guarantee the payment, observance, performance and discharge of the Purchaser’s obligations under the Stock Purchase Agreement in accordance with the terms of the Stock Purchase Agreement and the Guaranty.

The foregoing description of the Guaranty and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Guaranty, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Contribution Agreement

On July 20, 2014, in connection with the execution of the Debt Commitment Letter, the Partnership entered into a Contribution and Unit Purchase Agreement (the “Contribution Agreement”) with the General Partner and TETRA. Pursuant to the terms of the Contribution Agreement, (i) to the extent required as a condition to the funding of the GP Term Loan under the GP Term Loan Facility, TETRA will contribute the Parent GP Contribution to the General Partner and (ii) following the receipt by the General Partner of the cash proceeds from one or both of the GP Term Loans or the Parent GP Contribution, the Partnership will sell, and the General Partner will purchase, a number of Common Units equal to (a) the cash proceeds from the Parent GP Contribution and the GP Term Loans (i.e., up to $250.0 million), divided by (b) an amount equal to the average closing price of a Common Unit (as reported by the NASDAQ Stock Market) for the five business days ending at the close of business on the third business day prior to the date on which the transactions contemplated by the Contribution Agreement are consummated (the “Per Unit Purchase Price”). In the event that any Common Units are purchased in connection with the Common Units Offering, the Per Unit Purchase Price will be equal to the price at which a Common Unit is sold in the Common Unit Offering (less discounts and commissions to be paid to any underwriter). Unless the Common Units are purchased in the Common Unit Offering, the purchased Common Units are not required to be registered under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

TETRA, the General Partner and the Partnership are only obligated to consummate the transactions contemplated by the Contribution Agreement to the extent required as a condition to the funding and extension of either the GP Term Loans or the LP Bridge Loans in which event the closing would occur simultaneously with the funding thereof.

The Contribution Agreement was previously approved by the conflicts committee of the Board of Directors of the General Partner (the “Board”), which is comprised entirely of directors meeting the independence standards of the NASDAQ Stock Market and the Securities and Exchange Act of 1934, as amended. The conflicts committee of the Board retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.

The foregoing description of the Contribution Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference. The Contribution Agreement contains representations and warranties that the parties to the Contribution Agreement made solely for the benefit of each other. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors, and (iii)

were made only as of the date of the Contribution Agreement or as of such other date or dates as may be specified in the Contribution Agreement. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth under the heading “Contribution Agreement” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02 hereof.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) In connection with the CSI Acquisition, the General Partner has agreed to appoint Timothy A. Knox as President of the General Partner, effective as of the closing date of the CSI Acquisition. Upon the effective appointment of Mr. Knox as President, our current President, Ronald J. Foster, will serve as Senior Vice President and Chief Marketing Officer of the General Partner.

Mr. Knox has served as President and Chief Operating Officer of CSI since September 2010. Prior to that, Mr. Knox was Senior Vice President of CSI. From December 2004-August 2009, Mr. Knox served as VP – Engineering and Manufacturing of CSI. Mr. Knox joined CSI as a Regional Account Manager and a Mid-Continent Business Unit Manager in 1996 and served in those roles until 2004. From 1991-1996, Mr. Knox served in multiple roles for Dresser-Rand Compression Services including; applications, project engineering, project management and sales. Mr. Knox has 23 years of industry experience, including 17 years with CSI. He received his Bachelor of Science in Mechanical Engineering from the University of Oklahoma in 1990 and an MBA from Oklahoma State University in 1999.

In connection with the CSI Acquisition, the General Partner has entered into an employment agreement with Mr. Knox (the “Employment Agreement”), as President, which will become effective upon the closing of the CSI Acquisition. Pursuant to the Employment Agreement, Mr. Knox will receive an annualized base salary of $400,000 and he will be eligible to receive a target annual cash incentive bonus equal to 60% of his base salary. The Board has authorized the grant to Mr. Knox of phantom units pursuant to a phantom unit agreement with a value of $700,000, such grant to be effective upon the date Mr. Knox commences employment with the General Partner. Beginning in 2015, Mr. Knox will be eligible to participate in annual grants of equity-based compensation on a basis consistent with other officers of the General Partner. Mr. Knox will also be provided the use of a vehicle provided by the General Partner or an automobile allowance in lieu of such vehicle. In the event Mr. Knox’s employment is terminated by the General Partner without “Cause” or by Mr. Knox for “Good Reason” (as such terms are defined in the Employment Agreement) within the initial three-year employment period, Mr. Knox shall be entitled to receive, subject to the satisfaction of certain conditions including the execution and non-revocation of a release agreement, severance benefits including the payment of his base salary, continuation of medical and dental insurance coverage for the remaining term of the initial employment period, the payment of any unpaid Annual Bonus (as defined in the Employment Agreement) for the preceding calendar year, a pro-rata payment of any Annual Bonus earned for the year in which such termination occurs, and full acceleration of the phantom units described above. The Employment Agreement also contains certain confidentiality, nonsolicitation and noncompetition restrictions applicable to Mr. Knox for the periods specified therein.

There are no arrangements or understandings between Mr. Knox and any other person pursuant to which he was appointed as an officer of the General Partner. The General Partner is not aware of any transactions in which Mr. Knox has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Partnership will enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Knox to enhance the indemnification rights under Delaware law and our partnership agreement. The Indemnification Agreement will be substantially identical to the form of agreement executed by the General Partner’s other executive officers.

The General Partner also intends to enter into a change of control agreement (the “COC Agreement”) with Mr. Knox upon the commencement of his employment in a form substantially identical to that previously executed by Mr. Foster and the General Partner. The COC Agreement has an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (or any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreement, the General Partner has an obligation to provide certain benefits to Mr. Knox upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of the Partnership or TETRA. A qualifying termination event under the COC Agreement includes the termination of Mr. Knox’s employment by the General Partner other than for “Cause” (as that term is defined in the COC Agreement) or termination by Mr. Knox for “Good Reason” (as that term is defined in the COC Agreement).

Under the COC Agreement, if a qualifying termination event occurs in connection with or within two years following a change of control, the General Partner has an obligation to pay Mr. Knox the following cash severance amounts: (i) (A) an amount equal to Mr. Knox’s earned but unpaid Annual Bonus (as that term is defined in the COC Agreement) attributable to the immediately preceding calendar year and earned but unpaid Long Term Bonus (as that term is defined in the COC Agreement) attributable to the performance period ended as of the end of the immediately preceding calendar to the extent such amounts would have been paid to Mr. Knox had he remained employed by the General Partner, and in each case only to the extent the performance goals for each such bonus were achieved for the respective performance period, plus (B) Mr. Knox’s prorated target Annual Bonus for the current year, plus (C) an amount equal to Mr. Knox’s target Long Term Bonus (as that term is defined in the COC Agreement) for each outstanding award; plus (ii) the product of two times the sum of Mr. Knox’s Base Salary (as that term is defined in the COC Agreement) and target Annual Bonus amount for the year in which the qualifying termination event occurs; plus (iii) an amount equal to the aggregate premiums and any administrative fees applicable to Mr. Knox due to an election of continuation of coverage that he would be required to pay if he elected to continue medical and dental benefits under the General Partner’s group health plan for Mr. Knox and his eligible dependents without subsidy from the General Partner for a period of two years following the date of Mr. Knox’s qualifying termination of employment. The COC Agreement also provides for full acceleration of any outstanding restricted unit awards, phantom unit awards and other unit-based awards upon Mr. Knox’s qualifying termination of employment to the extent permitted under the applicable plan. All payments and benefits due under the COC Agreement are conditioned upon the execution and non-revocation by Mr. Knox of a release for the benefit of the General Partner. All payments under the COC Agreement are subject to reduction as may be necessary to avoid exceeding the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended. In the event a qualifying termination occurs under the COC Agreement, in order to avoid duplication, Mr. Knox will receive benefits under the COC Agreement in lieu of the Employment Agreement.

The COC Agreement also contains certain confidentiality provisions and related restrictions applicable to Mr. Knox. In addition to restrictions upon improper disclosure and use of Confidential Information (as defined in the COC Agreement), Mr. Knox agrees that for a period of two years following a termination of employment for any reason, he will not solicit the General Partner’s or the Partnership’s employees or otherwise engage in a competitive business with the General Partner or the Partnership as more specifically set forth in the COC Agreement. Such obligations are only applicable to Mr. Knox if he receives the severance benefits described above.

The foregoing description of the Employment Agreement, the Indemnification Agreement and the COC Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Employment Agreement, the Indemnification Agreement and the COC Agreement. A form of the Indemnification Agreement was previously filed with the U.S. Securities and Exchange Commission (“SEC”) as Exhibit 10.5 to Amendment No. 4 to the Partnership’s Registration Statement on Form S-1/A filed on May 27, 2011. Copies of the Employment Agreement and the COC Agreement, assuming they become effective, will be filed with the Partnership’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2014.

Item 7.01	Regulation FD Disclosure.

Press Release Announcing Entry into the Stock Purchase Agreement

On July 20, 2014, the Partnership issued a press release announcing that the Purchaser had entered into the Stock Purchase Agreement disclosed under the heading “Stock Purchase Agreement” in Item 1.01 hereof. A copy of this press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Press Release Announcing the Common Units Offering

On July 20, 2014, the Partnership issued a press release announcing the commencement of the Common Units Offering, as disclosed in Item 1.01 hereof. A copy of this press release is furnished as Exhibit 99.2 and incorporated herein by reference. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, the Common Units.

CSI Information, Pro Forma and Recent Developments

In connection with the CSI Acquisition, we are furnishing (i) business, MD&A and other information relating to CSI as set forth in Exhibit 99.3, (ii) recent developments relating to our business and the CSI business in Exhibit 99.4 and (iii) pro forma financial information in Exhibit 99.5.

The information in this Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by the Partnership in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Partnership. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the Partnership Annual Report on Form 10-K for the year ended December 31, 2013, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the SEC. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events. Forward-looking statements in this Current Report on Form 8-K relate to, among other things, the closing of the CSI Acquisition and the closing of the Notes Offering and Common Units Offering, and the use of proceeds therefrom. In addition to the risks and uncertainties set forth in the Partnership SEC filings, the forward-looking statements set forth herein could be affected by, among other things, (i) conditions to the closing of the CSI Acquisition not being satisfied, (ii) problems arising during the integration of CSI into the Partnership business and (iii) the inability to achieve expected synergies or unexpected delays in achieving such synergies.

Item 8.01	Other Events.

In connection with the CSI Acquisition, we are furnishing certain of CSI’s historical financial statements in Exhibit 99.6.

In connection with the CSI Acquisition, effective as of its closing date, in addition to the change of our President disclosed in Item 5.02, the General Partner also has agreed to appoint C. Brad Benge as Vice President of Operations and Anthony D. Speer as Vice President of Manufacturing. The General Partner has entered into employment agreements with Messrs. Benge and Speer, which will become effective upon the closing of the CSI Acquisition.

Mr. Benge will serve as Vice President of Operations of the General Partner effective upon the consummation of the CSI Acquisition. Mr. Benge has served as VP of Compression Services of CSI since September 2010. From September 2009- September 2010, Mr. Benge served as VP of Eastern Region Compression Services of CSI. Mr. Benge joined CSI in February 2008 and served as Project Manager until September 2009. From 1984-2007, Mr. Benge served in multiple roles at Exterran including; VP of Operations, multiple mergers and acquisitions positions and various supervisory positions. Mr. Benge began his career in 1979 as a natural gas compressor and engine mechanic for Halliburton in Central Texas. Mr. Benge has 35 years of industry experience, including 6 years with CSI. He attended Tarleton State University.

Mr. Speer will serve as Vice President of Manufacturing of the General Partner effective upon the consummation of the CSI Acquisition. Mr. Speer has served as VP – Manufacturing and Supply Chain of CSI since January 2014. Since joining CSI in April 2006, Mr. Speer has progressed through various roles including; Director-Manufacturing, Director-Engineering and Manufacturing and VP – Engineering and Manufacturing. From 1991-2006, Mr. Speer worked for Halliburton. He served for three years as a Manufacturing Engineer for Halliburton and was nominated to participate in the Halliburton Management Program. After graduating from this program in 1996, he served in various leadership roles within Halliburton’s manufacturing organization. He began as a Shop Supervisor and eventually served as a Plant Manager. Mr. Speer holds a Bachelor of Science in Industrial Engineering from Texas A&M University and currently serves as a member of the Advisory Board for the Gas Compressor Association.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of July 20, 2014, by and between Warren Equipment Company and Compressco Partners Sub, Inc.

10.1	Guaranty, dated July 20, 2014, by Compressco Partners, L.P. in favor of Warren Equipment Company.

10.2	Contribution and Unit Purchase Agreement, dated as of July 20, 2014, by and among Compressco Partners, L.P., Compresso Partners GP, Inc. and TETRA Technologies, Inc.

23.1	Consent of Johnson Miller & Co, independent registered accounting firm.

99.1	Press Release, dated July 20, 2014, announcing entrance into the Stock Purchase Agreement.

99.2	Press Release, dated July 20, 2014, announcing launch of the Common Units Offering.

99.3	Compressor Systems, Inc. Business and Compressor Systems, Inc.’s Management’s Discussion and Analysis of Results of Operations.

99.4	Compressco Partners, L.P. and Compressor Systems, Inc. Recent Developments.

99.5	Pro Forma Financial Statements.

99.6	Compressor Systems, Inc. Historical Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compressco Partners, L.P.

	By:	Compressco Partners GP Inc.,
its general partner

Date: July 20, 2014	By:	/s/ Ronald J. Foster
Ronald J. Foster
President

EXHIBIT INDEX

(d) Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of July 20, 2014, by and between Warren Equipment Company and Compressco Partners Sub, Inc.

10.1	Guaranty, dated July 20, 2014, by Compressco Partners, L.P. in favor of Warren Equipment Company.

10.2	Contribution and Unit Purchase Agreement, dated as of July 20, 2014, by and among Compressco Partners, L.P., Compresso Partners GP, Inc. and TETRA Technologies, Inc.

23.1	Consent of Johnson Miller & Co, independent registered accounting firm.

99.1	Press Release, dated July 20, 2014, announcing entrance into the Stock Purchase Agreement.

99.2	Press Release, dated July 20, 2014, announcing launch of the Common Units Offering.

99.3	Compressor Systems, Inc. Business and Compressor Systems, Inc.’s Management’s Discussion and Analysis of Results of Operations.

99.4	Compressco Partners, L.P. and Compressor Systems, Inc. Recent Developments.

99.5	Pro Forma Financial Statements.

99.6	Compressor Systems, Inc. Historical Financial Statements.